UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2007
GLOBAL EMPLOYMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51737 (Commission File Number)	43-2069359 (IRS Employer Identification Number)

10375 Park Meadows Drive, Suite 375 Lone Tree, Colorado (Address of Principal Executive Offices)	80124 (Zip Code)
(303) 216-9500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non —reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
We applied the provisions of SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities and EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock and related standards for the accounting of the valuation of the common stock warrants and conversion features embedded in our convertible debt, preferred stock and common stock. Accordingly, we recorded a warrant and conversion feature liability upon the issuance of our common stock, preferred stock and convertible debt equal to the estimated fair market value of the various features with a corresponding discount to the underlying financial instruments issued at March 31, 2006, based upon our initial assumptions.
The warrants and conversion features were valued at an estimated fair market value utilizing a Black-Scholes option pricing model based on various assumptions including expected term of the underlying financial instruments, volatility of our common stock and discount rate.
The warrant and conversion feature liability were marked to market using the same assumptions as adjusted for then current market conditions on a quarterly basis. The amortization of the initial discount was being recorded as interest expense using the effective interest method over the original estimated life of the underlying instruments.
Based upon recent discussions with our convertible note holders and investment banker, we determined that the expected term of the instruments is much shorter than the stated maturity, which we had been using as the expected term. Additionally, based upon other authoritative literature and guidance, other accounting professional guidance and interpretations of the valuation model, we determined that the utilization of a volatility factor of our peers calculated over a period not consistent with the expected term of the underlying financial instrument is not appropriate.
We have concluded that an error in previously issued financial statements occurred due to an error in measurement and oversight of facts that existed at the time the financial statements were prepared. This conclusion will result in non-cash corrections to the initial warrant and conversion feature liability, related discount, deferred tax assets, interest expense, gain on extinguishment of debt and income tax expense in our consolidated financial statements.
Upon discovery of this issue, management brought the matter to the attention of our audit committee, full board of directors and independent auditors.
The following filed financial statements should no longer be relied upon until amended:
Amendment No. 2 to Form 10-Q for the quarterly period ended April 2, 2006
Form 10-Q for the quarterly period ended July 2, 2006
Form 10-Q for the quarterly period ended October 1, 2006
Amendment No. 4 to Form S-1, Registration No. 333-133666
Form 424B3 prospectus filed November 28, 2006
We will disclose the correction in our annual report on Form 10-K for the year ended December 31, 2006, to be filed on or about April 17, 2007, and amend the other forms, as required, prior to the filing of our annual report on Form 10-K for the year ended December 31, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EMPLOYMENT HOLDINGS, INC.
Date: March 26, 2007	By:	/s/ Dan Hollenbach
Dan Hollenbach
Chief Financial Officer